Exhibit 10.7

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT

dated as of September 18, 2025

by and between

Golub Capital Private Credit Fund CLO 2,
as Issuer

and

GC ADVISORS LLC,
as Collateral Manager

Table of Contents

i

Table of Contents

(continued)

Page

Section 31.	Provisions Separable	37
Section 32.	Interpretive Matters	37
Section 33.	Communications with the Rating Agency	37

ii

COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement” or this “Collateral Management Agreement”), dated as of September 18, 2025 is entered into by and between GOLUB CAPITAL PRIVATE CREDIT FUND CLO 2, a statutory trust formed under the laws of the State of Delaware (the “Issuer”), and GC ADVISORS LLC, a limited liability company formed under the laws of the State of Delaware, as collateral manager (together with its successors and permitted assigns, “GC Advisors” and the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Notes (as defined in the Indenture) will be issued pursuant to an indenture dated as of the date hereof (the “Indenture”), between the Issuer and Computershare Trust Company, N.A., as collateral trustee (together with its successors and permitted assigns, the “Collateral Trustee”);

WHEREAS, the Class A-1L-1 Loans (as defined in the Indenture) will be incurred by the Issuer pursuant to the class A-1L-1 credit agreement dated as of the date hereof (the "Class A-1l-1 Credit Agreement"), among the Issuer, as borrower, the Collateral Trustee, Computershare Trust Company, N.A., as loan agent (the "Loan Agent") and the various financial institutions and other persons from time to time party thereto as lenders;

WHEREAS, the Class A-1L-2 Loans (as defined in the Indenture) will be incurred by the Issuer pursuant to the class A-1L-2 credit agreement dated as of the date hereof (the "Class A-1L-2 Credit Agreement"), among the Issuer, as borrower, the Collateral Trustee, the Loan Agent and the various financial institutions and other persons from time to time party thereto as lenders;

WHEREAS, the Class A-2L Loans (as defined in the Indenture) will be incurred by the Issuer pursuant to the class A-2L credit agreement dated as of the date hereof (the "Class A-2L Credit Agreement"), among the Issuer, as borrower, the Collateral Trustee, the Loan Agent and the various financial institutions and other persons from time to time party thereto as lenders;

WHEREAS, the Class B-L Loans (as defined in the Indenture) will be incurred by the Issuer pursuant to the class B-L credit agreement dated as of the date hereof (the "Class B-L Credit Agreement" and, together with the Class A-1L-1 Credit Agreement, the Class A-1L-2 Credit Agreement and the Class A-2L Credit Agreement, the “Credit Agreements”), among the Issuer, as borrower, the Collateral Trustee, the Loan Agent and the various financial institutions and other persons from time to time party thereto as lenders;

WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, all as set forth in the Indenture, to the Collateral Trustee as security for the Issuer’s obligations under the Indenture;

WHEREAS, the Issuer desires to appoint GC Advisors as the Collateral Manager to provide the services described herein and GC Advisors desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.             Definitions.

(a)           As used in this Agreement:

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Affiliate Transaction” shall have the meaning set forth in Section 5.

“Aggregate Collateral Management Fee” shall have the meaning set forth in Section 8(a).

“Agreement” shall have the meaning set forth in the preamble.

“BDC” shall mean Golub Capital Private Credit Fund, a statutory trust formed under the laws of the State of Delaware.

“Cause” shall have the meaning set forth in Section 14(a).

“Client” shall mean, with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“CM Information” shall mean the CM Offering Circular Information and any amendment or supplement approved by the Collateral Manager to the Final Offering Circular that supplements or amends any of the CM Offering Circular Information (including any offering circular approved in writing by the Collateral Manager for additional Debt issued pursuant to Section 2.13 of the Indenture, or for replacement securities issued in connection with a Refinancing in part by Class of one or more Classes of Secured Debt, or any offering circular in connection with a Re-Pricing).

“CM Offering Circular Information” shall mean the information in the Final Offering Circular set forth under the headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates,” “Risk Factors—Relating to Certain Conflicts of Interest—Conflicts related to obligations of the Collateral Manager’s investment committee, the Collateral Manager, or its affiliates to other clients,” “Risk Factors—Relating to Certain Conflicts of Interest—No Ethical Screens or Information Barriers” and “The Collateral Manager and the E.U./U.K. Retention Provider.”

“Collateral Management Fee” shall have the meaning set forth in Section 8(a).

“Collateral Management Fee Shortfall Amount” shall have the meaning set forth in Section 8(a).

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).

“Collateral Manager Debt” shall mean any Debt owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

“Collateral Trustee” shall have the meaning set forth in the recitals hereto.

“Cumulative Deferred Management Fee” shall have the meaning set forth in Section 8(a).

“Current Deferred Management Fee” shall have the meaning set forth in Section 8(a).

“Expenses” shall have the meaning set forth in Section 10(b).

“Fee Basis Amount” shall mean, as of any date of determination, the sum of (a) the Collateral Principal Amount (excluding Defaulted Obligations), (b) the aggregate outstanding principal balance of all Defaulted Obligations, and (c) the aggregate amount of all Principal Financed Accrued Interest.

“Final Offering Circular” shall mean the final offering circular, dated as of September 16, 2025, with respect to the Notes.

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indenture” shall have the meaning set forth in the recitals hereto.

“Independent Review Party” shall have the meaning set forth in Section 5.

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Issuer” shall have the meaning set forth in the preamble.

“Losses” shall have the meaning set forth in Section 10(b).

“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of the Indenture or this Agreement or (c) the existence, perfection, priority or enforceability of the Collateral Trustee’s lien on the Assets.

“Offering Circulars” shall mean, collectively, the Final Offering Circular, the Second Preliminary Offering Circular and the Preliminary Offering Circular.

“Organization Costs” shall mean all out-of-pocket costs and expenses incurred directly by the Issuer, the Collateral Manager or their Affiliates in connection with the formation and capitalization of the Issuer, the offering of Issuer beneficial interests and Debt, and the preparation by the Issuer to commence its business operations, including, without limitation, (i) expenses for legal services rendered to or for the benefit of the Issuer or the Collateral Manager; (ii) expenses incurred in connection with the preparation, documentation, and negotiation, as applicable, of offering circulars (including any supplement thereto or amendment and restated thereof) and governing documents, including the Transaction Documents and any constitutive documents of the Issuer; (iii) expenses incurred in preparing and making securities filings and any required registration of the Issuer and responding to queries from actual or prospective investors; (iv) accountant fees and other fees for professional services; and (v) travel costs and other out-of-pocket expenses.

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, or the certificate of partnership and partnership agreement (or the comparable documents for the applicable jurisdiction), in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company or the certificate of trust and trust agreement (or the comparable documents for the applicable jurisdiction), in the case of a statutory trust.

“Owner” shall mean, with respect to any Person, any direct or indirect shareholder, member, partner or other equity or beneficial owner thereof.

“Preliminary Offering Circular” shall mean the preliminary offering circular, dated August 14, 2025, with respect to the Notes.

“Prime Rate” shall mean, as of any date of determination, that certain rate quoted in the Wall Street Journal as the U.S. “prime rate” on such date (or, if not quoted on such date, on the preceding date on which it is so quoted).

“Proceedings” shall have the meaning set forth in Section 22.

“Related Person” shall mean, with respect to any Person, the owners of the equity interests therein, directors, officers, employees, managers, agents and professional advisors thereof.

“Responsible Officer” shall mean, with respect to any Person, any duly authorized director, officer, trustee or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer, trustee or manager of such Person to whom such matter is referred because of such director’s, officer’s, trustee’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party (which may contain contact information including an email address) as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Second Preliminary Offering Circular” shall mean the second preliminary offering circular, dated August 26, 2025, with respect to the Notes.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Statement of Cause” shall have the meaning set forth in Section 14(a).

“Termination Notice” shall have the meaning set forth in Section 14(a).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets, (iii) amending, waiving and/or taking any other action commensurate with managing the Assets and (iv) instructing the Collateral Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer.

(b)           Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.

Section 2.             General Duties and Authority of the Collateral Manager.

(a)           GC Advisors is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions including, without limitation, supervising and directing the investment and reinvestment of the Collateral Obligations and Eligible Investments and performing certain administrative and advisory functions on behalf of the Issuer in accordance with the applicable provisions of this Agreement, the Collateral Administration Agreement and the Indenture, and GC Advisors hereby accepts such appointment. Except as may otherwise be expressly provided in this Agreement or the Indenture, the Collateral Manager will perform its obligations hereunder and under the Indenture with reasonable care and in good faith, (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it may manage for itself and its other clients and (ii) in accordance with the Collateral Manager’s existing practices and procedures with respect to investing in assets of the nature and character of the Assets. To the extent not inconsistent with the foregoing, the Collateral Manager will follow its customary standards, policies and procedures in performing its duties under this Agreement and the Indenture; provided that the Collateral Manager shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this Section 2(a) except to the extent such failure would result in liability pursuant to Section 10(a).

(b)           Subject to Section 2(a), Section 2(c)(i), Section 2(e), Section 2(f), Section 5, Section 7 and Section 10 and to the applicable provisions of the Indenture and of this Agreement, the Collateral Manager shall, and is hereby authorized to:

(i)           select the Collateral Obligations and Eligible Investments to be acquired, sold, terminated or otherwise disposed of by the Issuer;

(ii)          invest and reinvest the Assets (provided that investments and reinvestments in Collateral Obligations are subject to certain conditions and are not to be permitted after the Reinvestment Period);

(iii)         instruct the Collateral Trustee with respect to any acquisition, disposition or tender of, or Offer with respect to, a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer; and

(iv)         perform all other tasks and may, in the Collateral Manager’s sole discretion, take all other actions that are specified, or not inconsistent with, the duties of the Collateral Manager set forth in the Indenture, the Collateral Administration Agreement or this Agreement.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture and the Collateral Administration Agreement in a manner which is consistent with the terms hereof and of the Indenture and the Collateral Administration Agreement. The Collateral Manager will not be bound to comply with any supplement to the Indenture, however, until it has received a copy of any such supplement from the Issuer or the Collateral Trustee and unless the Collateral Manager has consented thereto, as provided in the Indenture.

Notwithstanding anything to the contrary in this Section 2(b), none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting repeatedly or continuously as an intermediary in securities or loans for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; (iii) the Collateral Manager having direct contact with, or actively soliciting or finding, outside investors to invest in the Issuer; or (iv) the Collateral Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture, or any other Transaction Documents or in connection with the acquisition, sale or disposal of the Issuer’s Assets, it being understood that it is the intention of the parties that the Collateral Manager not take any action through the power of attorney granted hereby that would cause the Collateral Manager to have custody of the Issuer’s funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act. Without limitation to the foregoing, in no event shall the Collateral Manager have authority to cause a disbursement (except in connection with the acquisition, sale or disposal of the Issuer’s Assets) by the Issuer except upon the approval of the beneficial owners of the Issuer.

(c)           Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:

(i)           The Collateral Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders and Responsible Officer’s certificates) as are expressly required hereunder and under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer) and shall comply with the Investment Criteria and the other requirements in the Indenture. The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture and the Collateral Manager shall be subject to no implicit obligations of any kind. The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of the Issuer’s duties provided for in this Agreement or in the Indenture, but subject in all cases to Section 2(f) herein, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Equity Security or Eligible Investment. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents and, as such, the power of attorney granted hereby is limited rather than general. The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement, the Indenture and the other Transaction Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation, Equity Security or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement and the Indenture.

(ii)          The Collateral Manager shall instruct the Issuer with respect to the acquisition of Collateral Obligations by the Issuer in accordance with the Indenture.

(iii)         The Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data reasonably available to the Collateral Manager that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture. Pursuant to the terms of the Collateral Administration Agreement, the Collateral Administrator shall provide certain reports, schedules and calculations to the Collateral Manager regarding the Collateral Obligations. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, Obligors of the Collateral Obligations, the Rating Agency, the Collateral Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

(iv)         The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is readily available to it, any information concerning whether a Collateral Obligation is a Discount Obligation or has become a Defaulted Obligation, a Credit Risk Obligation, a Deferring Obligation, a Current Pay Obligation or a Credit Improved Obligation.

(v)          The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, take or, if applicable, direct the Collateral Trustee to take any of the following actions with respect to a Collateral Obligation, Equity Security or Eligible Investment, as applicable:

(A)           purchase or otherwise acquire such Collateral Obligation or Eligible Investment;

(B)           retain such Collateral Obligation, Equity Security or Eligible Investment;

(C)           sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Issuer) in the open market or otherwise;

(D)           if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment;

(E)            if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer;

(F)            retain or dispose of any securities or other property (if other than cash) received by the Issuer;

(G)           waive any default with respect to any Defaulted Obligation;

(H)           vote to accelerate the maturity of any Defaulted Obligation;

(I)             participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Eligible Investment or Equity Security;

(J)            after or in connection with the payment in full of all amounts owed under the Secured Debt and the termination without replacement of the Indenture or in connection with any redemption of the Debt (other than a Refinancing), advise the Issuer as to when, in the view of the Collateral Manager, it would be in the best interest of the Issuer to liquidate all or a portion of the Issuer’s investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required by the Issuer in connection with such liquidation or any actions necessary to effectuate a redemption of the Debt (other than a Refinancing);

(K)           advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(L)            provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports;

(M)          negotiate, modify or amend any loan for the Issuer as authorized by the Indenture in accordance with a Refinancing; and

(N)           exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the Underlying Instruments of the obligor under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or the Indenture which the Collateral Manager reasonably determines to be in the best interests of the Holders.

(vi)         The Collateral Manager may, upon request of the Issuer, retain accounting, tax, counsel and other professional services on behalf of the Issuer as may be needed by the Issuer.

(vii)        In connection with the acquisition of any loan or Participation Interest by the Issuer, the Collateral Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Collateral Trustee pursuant to the Indenture.

(viii)       Where the Collateral Manager executes on behalf of the Issuer an agreement or instrument pursuant to which any security interest over any assets of the Issuer is created or released, the Collateral Manager shall promptly give written notice thereof to the Issuer and shall provide the Issuer with such information and/or copy documentation in respect thereof as the Issuer may reasonably require.

(d)           In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture; provided that such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound or prohibited by applicable law.

(e)           In providing services hereunder, the Collateral Manager may, without the consent of any party, delegate to third parties (including without limitation its Affiliates) the duties assigned to the Collateral Manager under this Agreement, and employ third parties (including without limitation its Affiliates) to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer, and to perform any of the Collateral Manager’s duties under this Agreement; provided that the Collateral Manager shall not (i) delegate investment decision-making responsibilities to non-Affiliates or (ii) be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including Affiliates.

(f)            Notwithstanding anything herein or any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture or other Transaction Documents and must be sent to the Collateral Trustee, and such request shall be made by the Collateral Manager in connection with any acquisition, sale or disposition of the Assets or otherwise upon the approval of the Issuer.

Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by the Indenture. The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture and must be sent to the Collateral Trustee. Nothing in this Section 2(f) shall prohibit the Collateral Manager from issuing instructions to the Collateral Trustee or Custodian to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, sale or other disposition of any Asset of the Issuer as permitted by the Indenture.

(g)           To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained in this Agreement or the Indenture, whenever in this Agreement the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person. The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority under this Agreement or the Indenture; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Collateral Manager. If any questions should arise with respect to the operation of the Issuer that are not specifically provided for in the Indenture, or with respect to the interpretation of the Indenture, the Collateral Manager is authorized to make a final determination in its sole discretion with respect to any such question, and its determination and interpretation so made shall be final and binding on all parties.

Section 3.              Purchase and Sale Transactions; Brokerage.

(a)           The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law. Except as expressly permitted under the Indenture, no Assets (other than any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations) shall be purchased if such Assets may give rise to any obligation or liability on the Issuer’s part to take any action or make any payment other than at the Issuer’s option. Further, the Collateral Manager will not cause or allow the Issuer to acquire any obligation of a Portfolio Company.

(b)           The Collateral Manager will seek to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Issuer. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers; provided that none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account. In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation can be expected to result in an overall economic benefit to the Issuer, taking into consideration the advantageous selling or purchase price, brokerage commission or other expenses, as well as the availability of such Assets on any other basis. In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to use commercially reasonable efforts to allocate the executions among the accounts in a manner that is fair and equitable and over time the Collateral Manager believes, in its reasonable business judgment, to be appropriate and in accordance with its internal policies and procedures (as such may be amended from time to time, the “Internal Policies”) and applicable law.

(c)           The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time that the Issuer can be expected to be benefited by relatively better purchase or sales prices, lower brokerage commissions, lower transaction costs and expenses and beneficial timing of transactions or any combination of any of these and/or other factors and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(a). The Issuer acknowledges and agrees that one or more Affiliates of the Collateral Manager will hold or beneficially own all of the Outstanding Subordinated Notes on and potentially after the Closing Date and that accounts advised or sub-advised by the Collateral Manager or its Affiliates may acquire other Debt and that such investments may give rise to conflicts of interest between the Collateral Manager’s duties to the Issuer under this Agreement and the interests of the Collateral Manager, its Affiliates or its Related Persons. The Issuer hereby acknowledges that various potential and actual conflicts of interest do or may exist with respect to the Collateral Manager, including in its capacity as investment adviser for both the Issuer and the BDC, as described in this Agreement and in the Final Offering Circular.

(d)           Subject to compliance with applicable laws and regulations and subject to the Indenture and the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a Transaction to be effected between the Issuer and another account advised by it or any of its Affiliates; provided that, if and to the extent required by the Advisers Act, such authorization is terminable prior to the initiation of such cross-transaction at the Issuer’s option without penalty. Such termination shall be effective upon receipt by the Collateral Manager of written notice from the Issuer. Subject to the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Manager is hereby authorized to effect principal transactions and transactions where the Issuer may invest in securities of issuers in which the Collateral Manager and/or its Affiliates have a debt, equity or participation interest, in each case in accordance with applicable law.

(e)           The Issuer acknowledges and agrees that the Collateral Manager or any of its Affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Issuer. Such investments may be the same or different from those made on behalf of the Issuer as to direction, amount, timing or other terms. The Issuer acknowledges that the Collateral Manager and its Affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to obligors with respect to the Collateral Obligations included in the Assets.

Section 4.             Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Collateral Trustee, the Initial Purchaser, any holder or beneficial owner of Debt or their respective Affiliates or any other Person or entity regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, shareholders, directors, managers, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:

(a)           serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor in respect of any of the Collateral Obligations, Equity Securities or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any obligor in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(b)           receive fees for services of whatever nature rendered to the obligor in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities or any Affiliate thereof;

(c)           be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates, and be paid therefor, on an arm’s-length basis;

(d)           be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any obligor of any Collateral Obligation, Eligible Investment or Equity Security or any Affiliate thereof;

(e)           subject to Section 3(b), Section 5 and applicable law sell any Collateral Obligation or Eligible Investment to, or purchase or acquire any Collateral Obligation, Equity Security or Eligible Investment from the Issuer while acting in the capacity of principal or agent;

(f)            underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment;

(g)           serve as a member of any “creditors’ board”, “creditors’ committee” or similar creditor group with respect to any Collateral Obligation, Defaulted Obligation, Eligible Investment or Equity Security; or

(h)           act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing or financing vehicles or other investment vehicles.

As a result, such individuals may possess information relating to obligors of Collateral Obligations that is (a) not known to or (b) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such other investments, to act in a way that is favorable to the Issuer.

The Issuer acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its Affiliates of the type that many firms implement to separate Persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. The officers or Affiliates of the Collateral Manager may possess information relating to obligors of Collateral Obligations that is not known to the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations under this Agreement. The Collateral Manager may from time to time come into possession of material nonpublic information that limits the ability of the Collateral Manager to effect a transaction for the Issuer, and the Issuer’s investments may be constrained as a consequence of the Collateral Manager’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including the Issuer.

Unless the Collateral Manager determines in its sole discretion that a Transaction complies with the provisions of Section 5, the Collateral Manager will not direct the Collateral Trustee to acquire or sell securities issued by (i) Persons of which the Collateral Manager, any of its Affiliates or any of its officers, directors or employees are directors or officers, (ii) Persons of which the Collateral Manager, or any of its respective Affiliates act as principal or (iii) Persons about which the Collateral Manager or any of its Affiliates have material non-public information which the Collateral Manager deems would prohibit it from advising as to the trading of such securities in accordance with applicable law. For the avoidance of doubt, the Collateral Trustee will have no obligation or duty to ensure compliance with the foregoing.

It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to or different from those followed by the Collateral Manager with respect to the Assets and which may own securities or debt obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or debt obligations of the obligors of the Collateral Obligations or the Eligible Investments as well as other assets that are the same or similar to other assets owned by the Issuer. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture, the Credit Agreements or this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same obligor, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Owners, their Affiliates or their respective Related Persons or any member of their families or a Person or entity advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same obligor, as those whose acquisition or sale the Collateral Manager may direct hereunder. If, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to purchase the same item of Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will allocate such investment opportunities across such entities for which such opportunities are appropriate consistent with (i) its Internal Policies, as the same may be amended from time to time, (ii) any applicable requirements of the Advisers Act and (iii) any allocation and/or co-investment policy or agreement entered into with any such entity. The Collateral Manager shall use commercially reasonable efforts to allocate such investment opportunities in a manner that will be fair and equitable over time. The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other Clients (including obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships.

The Issuer acknowledges that the Collateral Manager and its Affiliates or their other clients may make and/or hold investments in an obligor’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.

Section 5.             Conflicts of Interest.

Subject to compliance with applicable laws and regulations and subject to this Agreement and the Indenture, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager may cause the Issuer and direct the Collateral Trustee to acquire a Collateral Obligation or Eligible Investment from, or sell a Collateral Obligation, Equity Security or Eligible Investment to, any client advised by the Collateral Manager or any of its Affiliates for market value (or, in the case of a sale to any such client or its Affiliate, for at least market value) or, in the absence of a readily ascertainable market value, at an amount that is equal to “fair value” (or, in the case of a sale to any such client or its Affiliate, for an amount that is at least equal to “fair value”) as reasonably determined by the Collateral Manager in accordance with its relevant policies and procedures. Subject to compliance with applicable laws and regulations and subject to this Agreement and the Indenture, the Collateral Manager may effect principal transactions where the Collateral Manager may cause the Issuer and direct the Collateral Trustee to acquire a Collateral Obligation or Eligible Investment from, or sell a Collateral Obligation, Equity Security or Eligible Investment to, the Collateral Manager or any of its Affiliates for market value (or, in the case of a sale to the Collateral Manager or its Affiliates, for at least market value) or, in the absence of a readily ascertainable market value, at an amount that is equal to “fair value” (or, in the case of a sale to the Collateral Manager or its Affiliates, for an amount that is at least equal to “fair value”) as reasonably determined by the Collateral Manager in accordance with its relevant policies and procedures; provided that the Collateral Manager shall obtain consent to such transaction from the Independent Review Party following written disclosure thereto prior to settlement of such transaction which shall constitute the consent of the Issuer required under Section 206(3) of the Advisers Act (an “Affiliate Transaction”). Subject to compliance with applicable laws and regulations and subject to this Agreement and the Indenture, the Collateral Manager is hereby authorized to effect agency cross-transactions where the Collateral Manager or any of its Affiliates may act as broker for the Issuer or for the other party in connection with the acquisition of a Collateral Obligation or Eligible Investment or disposition or exchange of a Collateral Obligation, Equity Security or Eligible Investment and receive compensation therefor; provided that, if and to the extent required by the Advisers Act, such authorization is terminable prior to the completion of such agency cross-transaction at the Issuer’s option without penalty, such termination to be effective upon receipt by the Collateral Manager of written notice from the board of trustees of the BDC, as trust manager of the Issuer. The Collateral Manager and its Affiliates so acting have a potentially conflicting division of loyalties and responsibilities to both parties to such transactions. The Issuer understands and expects that the Collateral Manager will engage in a significant amount of client cross-transactions. The Issuer understands that Collateral Obligations or Equity Securities that are fair valued in accordance with the Collateral Manager’s valuation policies generally will not have readily ascertainable market values and that the fair value assigned to such Collateral Obligations or Equity Securities, as determined in good faith by the Collateral Manager in accordance with its policies and procedures, may not match the next available and reliable market price or, in retrospect, have been the price at which the Collateral Obligation or Equity Security could have been purchased or sold. The Issuer acknowledges that the Collateral Manager or an Affiliate thereof may hold or beneficially own a portion of the outstanding Debt. In certain circumstances, the interests of the Issuer and/or the holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager and its Affiliates. The Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described in this Agreement, the Indenture, the Offering Circulars provided by the Issuer for the Notes or the Form ADV of the Collateral Manager; provided that nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager as set forth herein, in the Indenture or under applicable law. With respect to the approval of Affiliate Transactions, the Issuer hereby appoints the board of trustees of the BDC, the Issuer’s trust manager, to act on the Issuer’s behalf by a majority vote (a majority of such trustees, the “Independent Review Party”).

Section 6.             Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Collateral Trustee, the Holders, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties (excluding any Holders and beneficial owners of Debt) except (a) with the prior written consent of the Issuer, (b) such information as a Rating Agency shall reasonably request in connection with its rating of the Secured Debt or supplying credit estimates on any obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates or (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document or (h) general performance information which may be used by the Collateral Manager, its Affiliates or Owners in connection with their marketing activities. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (a) that it is serving as collateral manager of the Issuer, (b) the nature, aggregate principal amount and overall performance of the Issuer’s assets, (c) the amount of earnings on the Assets, (d) such other information about the Issuer, the Assets and the Debt as is customarily disclosed by managers of collateralized loan obligations and (e) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure. For purposes of this Section 6, the Holders shall not be considered “non-affiliated third parties.”

Nothing in this Section 6 prohibits any Person from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency inspector general, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. There is no prior authorization necessary hereunder to make any such reports or disclosures and there is no requirement hereunder to notify the Collateral Manager that any such reports or disclosures have been made.

Section 7.             Obligations of Collateral Manager.

In accordance with the performance standard set forth in Section 2(a), the Collateral Manager shall take care to avoid taking any action that would (a) materially adversely affect the status of the Issuer for purposes of United States federal or state law, or other law applicable to the Issuer, (b) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Issuer has provided to the Collateral Manager, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Issuer or have a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Issuer or the pool of Assets as an “investment company” under Section 8 of the 1940 Act or (e) knowingly and willfully adversely affect the interests of the Holders in the Assets in any material respect (other than (i) as expressly permitted hereunder or under the Indenture or (ii) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its fiduciary duties to its clients). If the Collateral Manager is ordered by the Issuer’s beneficial owners or the requisite Holders or beneficial owners of Debt to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Issuer that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the Issuer’s beneficial owners then request the Collateral Manager to do so and both a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented thereto in writing. Notwithstanding any such request, the Collateral Manager shall not take such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and shareholders, partners, directors, members, managers, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (2) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Manager. Neither the Collateral Manager nor its Affiliates, shareholders, partners, directors, members, managers, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.

Section 8.             Compensation.

(a)           As compensation for its performance of its obligations as Collateral Manager under this Agreement, the Collateral Manager will be entitled to receive on each Payment Date (in accordance with the Priority of Payments) a fee (the “Collateral Management Fee”). The Collateral Management Fee shall be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments.

The Collateral Management Fee is payable to the Collateral Manager in arrears, on each Payment Date (prorated for the related Interest Accrual Period) in an amount equal to 0.35%, per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager pursuant to this Section 8 no later than the Determination Date immediately prior to such Payment Date.

The Collateral Management Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds or Principal Proceeds are available. To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the unpaid portion of the Collateral Management Fee due on such Payment Date (the “Collateral Management Fee Shortfall Amount”) will be automatically deferred for payment on the succeeding Payment Date, with interest, in accordance with the Priority of Payments. Interest on Collateral Management Fee Shortfall Amounts shall accrue at the Prime Rate for the period beginning on the first Payment Date on which the related Collateral Management Fee was due (and not paid) through the Payment Date on which such Collateral Management Fee Shortfall Amount (including accrued interest) is paid.

At the option of the Collateral Manager, by written notice to the Collateral Trustee and the Collateral Administrator, no later than the Determination Date immediately prior to such Payment Date, on each Payment Date, (i) all or a portion of the Collateral Management Fees or the Collateral Management Fee Shortfall Amount (including accrued interest) due and owing on such Payment Date may be deferred for payment on a subsequent Payment Date, without interest (the “Current Deferred Management Fee”) and (ii) all or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager) (collectively, the “Cumulative Deferred Management Fee”) may be declared due and payable (to the extent there are sufficient Interest Proceeds and Principal Proceeds therefor).

At such time as the Secured Debt is redeemed or repaid in connection with an Optional Redemption, a Tax Redemption or Clean-Up Call Redemption without duplication, all accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Collateral Management Fee Shortfall Amounts (including accrued interest) and Cumulative Deferred Management Fees (the “Aggregate Collateral Management Fee”) shall be due and payable to the Collateral Manager.

(b)           The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fee payable to the Collateral Manager on any Payment Date, notwithstanding that the Collateral Manager may be entitled to such Collateral Management Fee. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Issuer, the Collateral Trustee, the Collateral Administrator and the Loan Agent no later than the Determination Date immediately prior to such Payment Date. Any election to waive the Collateral Management Fee may also be made by written standing instructions to the Collateral Trustee, the Collateral Administrator and the Loan Agent; provided that such standing instructions may be rescinded by the Collateral Manager at any time.

(c)           Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as collateral manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due to it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.

(d)           If this Agreement is terminated for any reason, or the Collateral Manager resigns or is removed, (i) any Collateral Management Fees calculated as provided in Section 8(a) shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Manager received the Collateral Management Fee to the effective date of such termination, resignation or removal and (ii) any unpaid Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including related interest) shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full; provided, however, that, notwithstanding the foregoing or any other provision contained herein, in the event the Collateral Manager’s services terminate other than by reason of an involuntary termination not for cause, then the terminating Collateral Manager shall not be entitled to any deferred Collateral Management Fee on any Payment Date following the date of such termination. Otherwise, such Collateral Manager shall not be entitled to any further compensation hereunder for further services but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) under Section 10. Any Aggregate Collateral Management Fee expense reimbursement and indemnities owed to such Collateral Manager or owed to any successor Collateral Manager on any Payment Date shall be paid pro rata based on the amount thereof then owing to each such Person, subject to the Priority of Payments.

Section 9.             Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder and under the Indenture in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. The Collateral Manager agrees and consents to the provisions contained in Section 15.1(f) of the Indenture. In addition, the Collateral Manager acknowledges the pledge under the granting clause of the Indenture.

Section 10.           Limits of Collateral Manager Responsibility.

(a)           None of the Collateral Manager, its Affiliates, its Owners or their respective Related Persons assumes any responsibility under this Agreement except that the Collateral Manager agrees to render the services required to be performed by it hereunder and under the terms of the Indenture applicable to it. The Collateral Manager shall not be responsible for any action or inaction of the Issuer, the Collateral Trustee or the Loan Agent in following or declining to follow any advice, recommendation or direction of the Collateral Manager including as set forth in Section 7. The Indemnified Parties shall not be liable to the Issuer or the Collateral Trustee, any Holder, any beneficial owner of Debt, the Initial Purchaser, any of their respective Affiliates, Owners or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgment, assessment, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Indenture or (ii) with respect to the CM Information in each Offering Circular, as of the date made, containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, indirect, special, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture. The Collateral Manager and any of its Affiliates may consult with counsel, independent accountants or any other experts selected by them and shall not be liable for any action taken or omitted to be taken by them in accordance with their advice. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations thereunder.

(b)           The Issuer shall indemnify and hold harmless the Collateral Manager, its Affiliates and Owners and their respective Related Persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance and incurrence of the Debt (including, without limitation, any untrue statement of material fact contained in each Offering Circular, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than CM Information), the transactions contemplated by the applicable Offering Circular, the Indenture, this Agreement, the other Transaction Documents, any Underlying Instruments and the performance of the Assets and any acts or omissions of any such Indemnified Party; provided that such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under Section 10 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture.

(c)           The Collateral Manager shall not be responsible or liable for any failure or delay in the performance of its duties and obligations under this Agreement and/or the Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(d)           It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Issuer has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law, including with respect to the breach of any fiduciary duty owed under Section 206 of the Advisers Act.

Section 11.           No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 12.           Term; Termination.

(a)           This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders, (ii) the payment in full of the Debt, and the satisfaction and discharge of the Indenture and each Credit Agreement in accordance with their respective terms or (iii) the early termination of this Agreement in accordance with Section 12(b) or (e) or Section 14.

(b)           Subject only to clause (c) below, the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer), the Holders, the Collateral Trustee and the Loan Agent; provided that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such law or regulation.

(c)           Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Manager or termination of this Agreement pursuant to such clause shall be effective until the date as of which a successor Collateral Manager shall have been appointed and approved in accordance with Section 12(d) and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”) and has assumed such duties and obligations.

(d)           Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place while any of the Debt is Outstanding, the Issuer shall transmit copies of such notice to the Collateral Trustee (who shall forward a copy of such notice to the Holders) and the Rating Agency and shall appoint an institution as Collateral Manager, at the direction of a Majority of the Subordinated Notes, which institution (i) has demonstrated an ability, whether as an entity or by its principals or employees, to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) does not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the 1940 Act, (iv) with respect to which the S&P Rating Condition has been satisfied and (v) has been approved by a Majority of the Controlling Class.

(e)           If (i) a Majority of the Subordinated Notes fails to nominate a successor within 30 days of initial notice of the resignation or removal of the Collateral Manager or (ii) a Majority of the Controlling Class does not approve the proposed successor nominated by the Holders of the Subordinated Notes within ten days of the date of the notice of such nomination, then a Majority of the Controlling Class shall, within 60 days of the failure described in clauses (i) or (ii) of this sentence, as the case may be, nominate a successor Collateral Manager that meets the criteria set forth in Section 12(d). If a Majority of the Subordinated Notes approves such Controlling Class nominee, such nominee shall become the Collateral Manager. If no successor Collateral Manager is appointed within 90 days (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Collateral Manager, any of the Collateral Manager, a Majority of the Subordinated Notes and a Majority of the Controlling Class shall have the right to petition a court of competent jurisdiction to appoint a successor Collateral Manager, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any holder or beneficial owner of any Debt.

(f)            The successor Collateral Manager shall be entitled to the Collateral Management Fee set forth in Section 8(a) and no compensation payable to such successor Collateral Manager shall be greater than as set forth in Section 8(a) without the prior written consent of 100% of the Holders of each Class of Debt voting separately by Class, including Collateral Manager Debt. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor Collateral Manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any person or entity pass to and be vested in the successor Collateral Manager. The Issuer, the Collateral Trustee and the successor Collateral Manager shall take such action (or the Issuer shall cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(g)           If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (h) below.

(h)           Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 10, 12(h), 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

Section 13.           Assignments.

(a)           Except as otherwise provided in this Section 13, the Collateral Manager may not assign or delegate (except as provided in Section 2(e)) its rights or responsibilities under this Agreement unless (i) the S&P Rating Condition has been satisfied with respect thereto, (ii) the consent of the Issuer has been obtained with respect thereto and (iii) such assignment or delegation has not been disapproved in writing by (A) a Majority of the Subordinated Notes and (B) for an assignment to any person who is not an Affiliate of the Collateral Manager that is a Registered Investment Adviser, a Majority of the Controlling Class within 30 days’ notice of such assignment. The Collateral Manager shall not be required to obtain such consents or satisfy such condition with respect to a change of control transaction that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Advisers Act at the time of any such transaction; provided that, if the Collateral Manager is a Registered Investment Adviser, the Collateral Manager shall obtain the consent of the Issuer to such assignment, in a manner consistent with SEC Staff interpretations of Section 205(a)(2) of the Advisers Act.

(b)           The Collateral Manager may without satisfaction of the S&P Rating Condition, without obtaining the consent of any holder or beneficial owner of any Debt and, so long as such assignment or delegation does not constitute an “assignment” for purposes of Section 205(a)(2) of the Advisers Act during such time as the Collateral Manager is a Registered Investment Adviser, without obtaining the prior consent of the Issuer, (1) assign any of its rights or obligations under this Agreement to an Affiliate; provided that such Affiliate (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under this Agreement and (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the 1940 Act or (2) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity; provided further that, at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally and the other entity is solely a continuation of the Collateral Manager in another corporate or similar form and has substantially the same staff; provided further that such action does not cause the Issuer to be subject to tax in any jurisdiction outside of its jurisdiction of formation; provided further that the Collateral Manager shall deliver prior notice to the Rating Agency of any assignment, delegation or combination thereof made pursuant to this sentence. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Sections 10, 12(g), 17, 21 through 24, and 26 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.

(c)           This Agreement shall not be assigned by the Issuer without (i) the prior written consent of (A) the Collateral Manager, (B) a Majority of the Subordinated Notes and (C) a Majority of each Class of Secured Debt (voting separately) and (ii) satisfaction of the S&P Rating Condition, except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Collateral Trustee as contemplated by the granting clause of the Indenture. The Issuer has assigned its rights, title and interest in (but not its obligations under) this Agreement to the Collateral Trustee pursuant to the Indenture; and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

(d)           The Issuer shall provide the Rating Agency and the Collateral Trustee (who shall provide a copy of such notice to the Controlling Class) with notice of any assignment pursuant to this Section 13.

Section 14.           Removal for Cause.

(a)           The Collateral Manager may be removed for Cause upon 30 Business Days’ prior written notice by the Issuer (“Termination Notice”) at the direction of a Supermajority of the Controlling Class or a Majority of the Subordinated Notes. Simultaneous with its direction to the Issuer to remove the Collateral Manager for Cause, a Majority of the Subordinated Notes or a Supermajority of the Controlling Class, as applicable, shall give to the Issuer a written statement setting forth the reason for such removal (“Statement of Cause”). The Issuer shall deliver to the Collateral Trustee (who shall deliver a copy of such notice to the Holders) a copy of the Termination Notice and the Statement of Cause within five Business Days of receipt. No such removal shall be effective (A) until the date as of which a successor Collateral Manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the removed Collateral Manager and the successor Collateral Manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer as set forth in this Section 14(a). “Cause” means any of the following:

(i)           the Collateral Manager shall willfully and intentionally violate, or takes any action that it actually knows breaches, any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);

(ii)          the Collateral Manager shall breach any material provision of this Agreement or any terms of the Indenture applicable to it (other than as covered by clause (i) and it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach would reasonably be expected to have a Material Adverse Effect on any Class of Holders and shall not cure such breach (if capable of being cured) within 30 days after the earlier to occur of a Responsible Officer of the Collateral Manager receiving notice or having actual knowledge of such breach, unless, if such breach is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such breach within 60 days after the earlier to occur of a Responsible Officer receiving notice or having actual knowledge thereof;

(iii)         the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a Material Adverse Effect on any Class of Holders and (B) is not corrected by the Collateral Manager within 45 days of a Responsible Officer of the Collateral Manager receiving notice of such failure, unless, if such failure is remediable, the Collateral Manager has taken action commencing the cure thereof within such 45 day period that the Collateral Manager believes in good faith will remedy such failure within 75 days after the earlier to occur of a Responsible Officer receiving notice thereof or having actual knowledge thereof; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not satisfy clause (a) of the Investment Criteria shall cure any breach or failure arising therefrom as of the date of such failure;

(iv)         the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;

(v)          the occurrence and continuation of an Event of Default pursuant to Section 5.1(a) under the Indenture that results primarily from any material breach by the Collateral Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period; or

(vi)         (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the Collateral Manager being indicted for a criminal offense materially related to its business of providing asset management services, or (B) any Responsible Officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under this Agreement (in the performance of his or her investment management duties) is indicted for a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under this Agreement for a period of 30 days after such indictment; provided that any indictment arising from practices that have become the subject of contemporaneous actions against multiple investment advisers shall not constitute “Cause” for purposes of this clause (vi) if the Collateral Manager enters into an agreement or settlement with any authority that has commenced an indictment, which agreement is entered into without prejudice within 90 days following such indictment.

(b)           If any of the events specified in clauses (a)(i) through (vi) of this Section 14 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Holders, the Collateral Trustee, and the Rating Agency; provided that if any of the events specified in Section 14(a)(iv) shall occur, the Collateral Manager shall give written notice thereof to the Issuer, the Collateral Trustee (who shall forward a copy of such notice to the Holders) and the Rating Agency immediately upon the Collateral Manager’s becoming aware of the occurrence of such event. A Majority of each Class of Debt, voting separately by Class, may waive any event described in Section 14(a)(i), (ii), (iii), (v) or (vi) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14. In no event will the Collateral Trustee or the Loan Agent be required to determine whether or not Cause exists for the removal of the Collateral Manager.

(c)           Unless all Debt of the applicable Class is Collateral Manager Debt, Collateral Manager Debt will be disregarded and have no voting rights with respect to any vote in respect of (i) the removal of the Collateral Manager for “cause” under this Section 14 and (ii) the waiver of any event constituting “cause” as a basis for termination of this Agreement and removal of the Collateral Manager, and such Debt will be deemed not to be Outstanding in connection with any such vote, except that only Debt that a Bank Officer of the Collateral Trustee or the Loan Agent actually knows, based solely on transfer certificates received pursuant to the terms of the Indenture, to be Collateral Manager Debt shall be so disregarded. Collateral Manager Debt will have voting rights with respect to all other matters as to which the holders of the Debt of the applicable Classes are entitled to vote.

(d)           If the Collateral Manager is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

Section 15.           Obligations of Resigning or Removed Collateral Manager.

(a)           On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Issuer’s expense):

(i)           deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii)          deliver to the Collateral Trustee an accounting with respect to the books and records delivered to the Collateral Trustee or the successor Collateral Manager appointed pursuant to Section 12; and

(iii)         agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

(b)           Notwithstanding such resignation or removal, the Collateral Manager shall remain liable for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.

Section 16.           Representations and Warranties.

(a)           The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)           The Issuer has been duly formed and is validly existing under the laws of the State of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture and the Debt require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

(ii)          The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture and the Debt and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture and the Debt and the execution, delivery and performance of this Agreement, the Indenture and the Debt and the performance of all obligations imposed upon it hereunder or thereunder. No consent of any other Person including, without limitation, beneficial owners and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture or the Notes or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture or the Debt will be, executed and delivered by a Responsible Officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)         The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Indenture will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)         The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(v)          The Issuer acknowledges that it has received Part 2A, and relevant Part 2B, of the Collateral Manager’s Form ADV filed with the Securities and Exchange Commission, as required by Rule 204-3 under the Advisers Act, prior to execution of this Agreement.

(b)           The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i)           The Collateral Manager is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Manager, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(ii)          The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by a Responsible Officer of the Collateral Manager, and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)         The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture.

(iv)         There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture applicable to the Collateral Manager.

(c)           The Collateral Manager makes no representation, express or implied, with respect to the Issuer or the disclosure with respect to the Issuer.

(d)           The Collateral Manager is a “registered investment adviser” for purposes of the Advisers Act.

Section 17.           Limited Recourse; No Petition.

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under United States federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Debt issued or incurred under the Indenture and the Credit Agreements (and any other debt obligations of the Issuer that have been rated upon issuance by any Rating Agency at the request of the Issuer); provided that nothing in this Section 17 shall preclude the Collateral Manager from (A) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or (B) commencing against the Issuer or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the statutory trust obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the managers, officers, trustees, beneficial owners, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other transaction document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18.           Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a)           If to the Issuer:

Golub Capital Private Credit Fund CLO 2

c/o Golub Capital Private Credit Fund

200 Park Avenue, 25th Floor
New York, New York 10166

with a copy to:

GC Advisors LLC
200 Park Avenue, 25th Floor
New York, New York 10166

(b)           If to the Collateral Manager:

GC Advisors LLC
200 Park Avenue, 25th Floor
New York, New York 10166

with a copy to:

Dechert LLP
300 South Tryon Street
Suite 800
Charlotte, NC 28202
Telephone No.: (704) 339-3100
Telecopier No.: (704) 339-3101
Attention: John Timperio

(c)           If to the Collateral Trustee:

Computershare Trust Company, N.A.

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – Golub Capital Private Credit Fund CLO 2

(d)           If to the Holders:

At their respective addresses set forth in the Register, as applicable.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19.           Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20.           Entire Agreement; Amendment.

(a)           This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(b)           This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. No amendment to this Agreement may, without notice to the Rating Agency and the prior written consent of (1) in the case of clauses (a), (b) and (c) below, a Majority of the Controlling Class, (2) in the case of clauses (a) and (b) below, the Holders of the Subordinated Notes and (3) in the case of clause (b)(II) below, a Majority of each other Class of Secured Debt, (a) modify the definition of the term “Cause,” (b) modify the Collateral Management Fee, including the method for calculation of any component of the Collateral Management Fee or any definition in this Agreement directly related to the Collateral Management Fee (I) in connection with the appointment of a successor Collateral Manager or (II) in any other circumstance or (c) modify the Class or Classes or the percentage of the Aggregate Outstanding Amount of any Class that has the right to remove the Collateral Manager, consent to any assignment of this Agreement or nominate or approve any successor collateral manager. This Agreement may be amended for any other purpose upon notice to the Rating Agency and 10 (ten) days’ prior written notice to the Controlling Class and the Subordinated Notes without the consent of the Holders of any Debt; provided that, (i) the prior written consent of a Majority of the Subordinated Notes shall be required if any such amendment would have a material adverse effect on the Subordinated Notes and (ii) the prior written consent of a Majority of the Controlling Class shall be required if any such amendment would have a material adverse effect on the Controlling Class.

Section 21.           Governing Law.

THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 22.           Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in New York, New York. The Issuer hereby irrevocably designates and appoints CT Corporation System as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such action or proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.

Section 23.           Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24.           Conflict with the Indenture.

In respect of any conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

Section 25.           Subordination; Assignment of Agreement.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26.           Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27.           Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Issuer. The Issuer shall reimburse the Collateral Manager for all fees, costs, expenses, liabilities and obligations relating to the Issuer, businesses or actual or prospective investments, including all such items in the form of or relating to the following: (i) Organization Costs; (ii) internally or externally provided legal services; accounting, auditing, tax, and other services of independent certified public accountants; consulting, administration, and other third-party professional services; (iii) banking, custodial, trustee, record keeping, registered agent, and similar services; (iv) the structuring, identifying, sourcing, negotiating, diligencing, researching, financing, purchasing, holding, monitoring, managing, valuing, obtaining credit ratings for, disposing of or exiting actual or prospective investments (including expenses related to brokerage services), and related environmental, social and governance matters; (v) filing, title, transfer, and similar charges; and administrative, compliance or regulatory filings or reports (excluding non-Issuer-related filings and reports attributable to the Collateral Manager’s ongoing registration as an investment adviser); (vi) taxes and other governmental assessments against the Issuer; tax audits and similar proceedings; and services of the partnership representative for tax matters; (vii) meetings, communications, capital calls, distribution, defaults, or reports with, to, or of Holders, including the preparation and distribution of financial statements, tax returns and reports to Holders of the Debt; (viii) any web portal, extranet tools, computer software (including accounting, compliance, administration, investor reporting and investment opportunity tracking or allocation systems), or other administrative or reporting tools; (ix) any conflicts committee or other conflicts resolution procedure; (x) actual or prospective indebtedness or guarantees, and all related fees and repayment of principal and interest; (xi) amendments and waivers of, consents under, and compliance with this Agreement, the other Transaction Documents and other constitutive documents (including in connection with any refinancing); (xii) actual or prospective transfers or other modifications of interests in the Issuer; (xiii) the termination of the Issuer; (xiv) compliance and regulatory matters, including tax information exchange privacy, data protection, know-your-customer, anti-money laundering, sanctions, or anti-terrorism acts and protecting confidential information; (xv) indemnification or actual or threatened litigation, other dispute resolution processes, or governmental inquiries or investigations, including any judgments, fines, penalties, amounts paid in settlement, attorneys’ fees and costs of investigation paid in connection therewith, subject to the limits on indemnification in this Agreement; (xvi) insurance, including directors and officers liability, management liability, cybersecurity, errors and omissions liability, crime coverage, and general partner liability premiums, and related costs and expenses; (xvii) any fees, expenses or other amounts payable to the Rating Agency, (xviii) any out-of-pocket expenses incurred by the Collateral Manager or the E.U./U.K. Retention Provider or the U.S. Retention Provider in connection with complying with the U.S. Risk Retention Rules, the E.U. Securitization Laws and/or the U.K. Securitization Laws (excluding the purchase price of any Debt acquired by it to comply with the U.S. Risk Retention Rules, the E.U. Securitization Laws and/or the U.K. Securitization Laws); (xix) travel, lodging, meals or entertainment relating to any of the foregoing; (xx) fees and expenses incurred in obtaining the Market Value of Collateral Obligations (including without limitation fees payable to any nationally recognized pricing service); and (xxi) as otherwise agreed upon by the Issuer and the Collateral Manager. Expenses set forth above that are not otherwise attributable to specific advisory clients, such as expenses for transactions that are not consummated, could be charged to the Issuer based on the proportion that the fair value of the assets of the Issuer bears to the fair value of assets of all applicable advisory clients of the Collateral Manager or by using another reasonable manner in the discretion of the Collateral Manager. Allocation of such costs and expenses among the Issuer and other applicable investment funds and accounts managed by the Collateral Manager and its Affiliates may be based on the proportion that the fair value of the Issuer’s assets bears to the fair value of assets of all such applicable funds and accounts, or any other reasonable method in the discretion of the Collateral Manager. The fees and expenses payable to the Collateral Manager on any Payment Date are payable only as described under the Priority of Payments.

Section 28.           Third Party Beneficiary.

The parties hereto agree that the Collateral Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if it were a party hereto. For the avoidance of doubt, the Holders will not be third party beneficiaries of this Agreement.

Section 29.           Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30.           Execution in Counterparts.

This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 31.           Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32.           Interpretive Matters.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 33.           Communications with the Rating Agency.

The Collateral Manager shall, on behalf of the Issuer, take all steps required for the Issuer to comply with its obligations under the Indenture and under the rating application letters and any related side letters, in each case in respect of Rule 17g-5 under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

Golub Capital Private Credit Fund CLO 2,
as Issuer

By:	Golub Capital Private Credit Fund, its trust manager

By:	/s/ Christopher Ericson
	Name:	Christopher Ericson
	Title:	Chief Financial Officer

Golub Capital Private Credit Fund CLO 2

Collateral Management Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

GC ADVISORS LLC,
as Collateral Manager

By:	/s/ Joseph LaBaw
	Name:	Joseph LaBaw
	Title:	Authorized Signatory

Golub Capital Private Credit Fund CLO 2

Collateral Management Agreement